As filed with the Securities and Exchange Commission on March 24, 1997
                                          Registration No. 333-
    ========================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                        UNITED STATES FILTER CORPORATION
             (Exact name of registrant as specified in its charter)

DELAWARE               3589                    33-0266015
--------               ----                    ----------
(State or other        (Primary Standard       (I.R.S. Employer
jurisdiction           Industrial              Identification
of incorporation       Classification          No.)
or organization)       Code Number)

                               40-004 COOK STREET
                          PALM DESERT, CALIFORNIA 92211
                                 (619) 340-0098
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                          -------------------------
                               DAMIAN C. GEORGINO
                  VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                        UNITED STATES FILTER CORPORATION
                               40-004 COOK STREET
                          PALM DESERT, CALIFORNIA 92211
                                 (619) 340-0098
   (Name, address, including zip code, and telephone number, including area code, of agent for service)
                          -------------------------

                                    Copy to:
                                JANICE C. HARTMAN
                           KIRKPATRICK & LOCKHART LLP
                              1500 OLIVER BUILDING
                         PITTSBURGH, PENNSYLVANIA 15222
                                 (412) 355-6500

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after this registration statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ___

                         CALCULATION OF REGISTRATION FEE

Title of                     Proposed
each                         maximum    Proposed
class of     Amount          offering   maximum        Amount of
securities   to be           price      aggregate      registra-
to be        registered      per        offering       tion fee
registered   (1)             share(2)   price (2)      (3)
----------   -------------   --------   ------------   ----------
Common
stock,
par value
  $.01 per
  share . .  5,000,000 shs   $31.1875   $155,937,500  $47,254


(1)  The shares of Common  Stock  offered by the  prospectus  included  in this
     registration   statement  also  include  the  remaining   1,476,924  shares
     registered under Registration Statement No. 333-07763 effective August 16, 1996 and included in such prospectus under Rule 429.

(2) Estimated solely for the purpose of calculating the registration fee; computed in accordance with Rule 457(c) on the basis of the average of the high and low sales prices for the Common Stock on March 20, 1997.


(3) A fee of $29,041 was paid in connection with the filing of Registration Statement No. 333-07763 (covering 2,500,000 shares), an additional registration fee of $8,297.41 was paid in connection with Pre-Effective Amendment No. 1 to Registration Statement No. 333-07763 (covering an additional 1,250,000 shares), and an additional registration fee of $6,831.90 was paid in connection with Pre-Effective Amendment No. 2 to Registration Statement No. 333-07763 (covering an additional 1,000,000 shares).

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                  SUBJECT TO COMPLETION, DATED MARCH 24, 1997

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


PROSPECTUS
       , 1997


                                6,476,924 SHARES

                        UNITED STATES FILTER CORPORATION

                                  COMMON STOCK
                           (PAR VALUE $.01 PER SHARE)

                           ------------------------

     This Prospectus relates to 6,476,924 shares (the "Shares") of the Common Stock, par value $.01 per share ("Common Stock"), of United States Filter Corporation (the "Company") which may be offered and issued by the Company from time to time in connection with the acquisition by the Company directly, or indirectly through subsidiaries, of various businesses or assets, or interests therein. The Shares may be issued in mergers or consolidations, in exchange for shares of capital stock, partnership interests or other assets representing an interest, direct or indirect, in other companies or other entities, or in exchange for tangible or intangible assets, including, without limitation, assets constituting all or substantially all of the assets and businesses of such entities. Shares may also be reserved for issuance pursuant to, or offered, issued and sold upon exercise or conversion of, warrants, options, convertible debt obligations or equity securities or other similar instruments issued by the Company from time to time in connection with any such acquisition. In certain instances, the Company may guaranty that some or all of the aggregate net proceeds from the sale of Shares during a limited period following their issuance will not be less than the valuation used for purposes of their issuance, and may make up any shortfall (including any shortfall attributable to brokers' commissions and selling expenses) by issuing additional Shares under this Prospectus or in cash.

     It is expected that the terms of acquisitions involving the issuance of Shares will be determined by direct negotiations with the owners or controlling persons of the businesses or assets to be acquired, and that the Shares so issued will be valued at prices based on or related to market prices for the Common Stock on the New York Stock Exchange, Inc. (the "NYSE") at or about the time the terms of an acquisition are agreed upon or at or about the time of delivery of such Shares, or based on average market prices for periods ending at or about such times. No underwriting discounts or commissions will be paid, although brokers' or finders' fees may be paid from time to time with respect to specific acquisitions; under some circumstances, the Company may issue Shares in full or partial payment of such fees. Any person receiving any such fees may be deemed to be an underwriter within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

     With the consent of the Company, this Prospectus may also be used by persons ("Selling Stockholders") who have received or will receive Shares in connection with acquisitions and who may wish to sell such Shares under circumstances requiring or making desirable its use. See "Resales of Shares."

     The Shares will, prior to their issuance, be listed on the NYSE subject to official notice of issuance. The Common Stock is traded under the symbol "USF." The last reported sale price of the Common Stock on the NYSE on March 21, 1997 was $31.375 per share.

                            ------------------------

      SEE "RISK FACTORS" BEGINNING ON PAGE 4 FOR CERTAIN CONSIDERATIONS RELEVANT TO AN INVESTMENT IN THE COMMON STOCK.

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files periodic reports, proxy solicitation materials and other information with the United States Securities and Exchange Commission (the "Commission"). Such reports, proxy solicitation materials and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's Regional Offices located at Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such materials can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Such reports, proxy and information statements and other information may be found on the Commission's site address, http://www.sec.gov. The Common Stock is listed on the NYSE. Such reports, proxy solicitation materials and other information can also be inspected and copied at the NYSE at 20 Broad Street, New York, New York 10005.

      The Company has filed with the Commission registration statements on Form S-4 (herein, together with all amendments and exhibits, referred to as the "Registration Statements") under the Securities Act with respect to the offering made hereby. This Prospectus does not contain all of the information set forth in the Registration Statements, certain portions of which are omitted in accordance with the rules and regulations of the Commission. Such additional information may be obtained from the Commission's principal office in
Washington, D.C. as set forth above. For further information, reference is hereby made to the Registration Statements, including the exhibits filed as a part thereof or otherwise incorporated herein. Statements made in this Prospectus as to the contents of any documents referred to are not necessarily complete, and in each instance reference is made to such exhibit for a more complete description and each such statement is modified in its entirety by such reference.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents filed by the Company (File No. 1-10728) with the Commission pursuant to the Exchange Act are incorporated by reference: The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1996; the Company's Quarterly Reports for the quarters ended June 30, 1996, September 30, 1996 and December 31, 1996; and the Company's Current Reports on Form 8-K dated May 31, 1996 (as amended on Form 8-K/A dated June 28, 1996), June 10, 1996, June 27, 1996, July 15, 1996 (two such Current Reports), August 23, 1996, September 6, 1996, October 28, 1996 (as amended on Form 8-K/A dated December 19, 1996), November 6, 1996, December 2, 1996 and January 6, 1997; and the description of the Common Stock contained in the Company's Registration Statement on Form 8-A, as the same may be amended.

      All documents and reports  subsequently  filed by the Company  pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering made by this Prospectus shall be deemed to be incorporated by reference herein. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      The Company will provide to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, without charge, a copy of any or all of the documents that are incorporated herein by reference, other than exhibits to such information (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to Vice President, General Counsel and Secretary, United States Filter Corporation, 40-004 Cook Street, Palm Desert, California 92211 (telephone (619) 340-0098).


                                   THE COMPANY

      The Company is a leading global provider of industrial and municipal water and wastewater treatment systems, products and services, with an installed base of systems that the Company believes is one of the largest worldwide. The Company offers a single-source solution to industrial and municipal customers through what the Company believes is the industry's broadest range of cost-effective systems, products, services and proven technologies. In addition, the Company has one of the industry's largest networks of sales and service facilities. The Company capitalizes on its large installed base, extensive distribution network and manufacturing capabilities to provide customers with ongoing local service and maintenance. The Company is also a leading provider of service deionization and outsourced water services, including the operation of water and wastewater treatment systems at customer sites.


     The  Company's  principal  executive  offices  are  located at 40-

004 Cook Street,  Palm Desert,  California  92211,  and its telephone  number is
(619) 340-0098. References herein to the Company refer to United States Filter Corporation and its subsidiaries, unless the context requires otherwise.


                                  RISK FACTORS

      Prospective investors should consider carefully the following factors relating to the business of the Company, together with the other information and financial data included or incorporated by reference in this Prospectus, before acquiring the securities offered hereby. Information contained or incorporated by reference in this Prospectus includes "forward-looking statements" which can be identified by the use of forward-looking terminology such as "believes," "contemplates," "expects," "may," "will," "should," "would" or "anticipates" or the negative thereof or other variations thereon or comparable terminology. No assurance can be given that the future results covered by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties, that could cause actual results to vary materially from the future results covered in such forward-looking statements. Other factors could also cause actual results to vary materially from the future results covered in such forward-looking statements.


ACQUISITION STRATEGY

      In pursuit of its strategic objective of becoming the leading global single-source provider of water and wastewater treatment systems and services, the Company has, since 1991, acquired and successfully integrated more than 50 United States based and international businesses with strong market positions and substantial water and wastewater treatment expertise. The Company plans to continue to pursue acquisitions that complement its technologies, products and services, broaden its customer base and expand its global distribution network. The Company's acquisition strategy entails the potential risks inherent in assessing the value, strengths, weaknesses, contingent or other liabilities and potential profitability of acquisition candidates and in integrating the operations of acquired companies. Although the Company generally has been successful in pursuing these acquisitions, there can be no assurance that acquisition opportunities will continue to be available, that the Company will have access to the capital required to finance potential acquisitions, that the Company will continue to acquire businesses or that any business acquired will be integrated successfully or prove profitable.

INTERNATIONAL TRANSACTIONS

      The Company has made and expects it will continue to make acquisitions and expects to obtain contracts in markets outside the United States. While these activities may provide important opportunities for the Company to offer its products and services internationally, they also entail the risks associated with conducting business internationally, including the risk of currency fluctuations, slower payment of invoices, nationalization and possible social, political and economic instability.


RELIANCE ON KEY PERSONNEL

      The Company's operations are dependent on the continued efforts of senior management, in particular Richard J. Heckmann, the Company's Chairman of the Board, President and Chief Executive Officer. There are no employment agreements between the Company and the members of its senior management, except Thierry Reyners, the Company's Executive Vice President--European Group. Should any of the senior managers be unable to continue in their present roles, the Company's prospects could be adversely affected.


PROFITABILITY OF FIXED PRICE CONTRACTS

      A significant portion of the Company's revenues are generated under fixed price contracts. To the extent that original cost estimates are inaccurate, costs to complete increase, delivery schedules are delayed or progress under a contract is otherwise impeded, revenue recognition and profitability from a particular contract may be adversely affected. The Company routinely records upward or downward adjustments with respect to fixed price contracts due to changes in estimates of costs to complete such contracts. There can be no assurance that future downward adjustments will not be material.


CYCLICALITY AND SEASONALITY

      The sale of capital equipment within the water treatment industry is cyclical and influenced by various economic factors including interest rates and general fluctuations of the business cycle. A significant portion of the Company's revenues are derived from capital equipment sales. While the Company sells capital equipment to customers in diverse industries and in global markets, cyclicality of capital equipment sales and instability of general economic conditions could have an adverse effect on the Company's revenues and profitability.

      The sale of water and wastewater distribution equipment and supplies is also cyclical and influenced by various economic factors including interest rates, land development and housing construction industry cycles. Sales of such equipment and supplies are also subject to seasonal fluctuation in northern climates. The sale of water and wastewater distribution equipment and supplies is a significant component of the Company's business. Cyclicality and seasonality of water and wastewater distribution equipment and supplies sales could have an adverse effect on the Company's revenues and profitability.


POTENTIAL ENVIRONMENTAL RISKS

      The Company's business and products may be significantly influenced by the constantly changing body of environmental laws and regulations, which require that certain environmental standards be met and impose liability for the failure to comply with such standards. The Company is also subject to inherent risks associated with environmental conditions at facilities owned, and the state of compliance with environmental laws, by businesses acquired by the Company. While the Company endeavors at each of its facilities to assure compliance with environmental laws and regulations, there can be no assurance that the Company's operations or activities, or historical operations by others at the Company's locations, will not result in cleanup obligations, civil or criminal enforcement actions or private actions that could have a material adverse effect on the Company. In that regard federal and state environmental regulatory authorities have commenced civil enforcement actions related to alleged multiple violations of applicable wastewater pretreatment standards by a wholly owned subsidiary of the Company at a Connecticut ion exchange regeneration facility acquired by the Company in October 1995 from Anjou International Company ("Anjou"). A grand jury investigation is pending which is believed to relate to the same conditions that were the subject of the civil actions. The Company has certain rights of indemnification from Anjou which may be available with respect to these matters. In addition, the Company's activities as owner and operator of certain hazardous waste treatment and recovery facilities are subject to stringent laws and regulations and compliance reviews. Failure of these facilities to comply with those regulations could result in substantial fines and the suspension or revocation of the facility's hazardous waste permit. In other matters, the Company has been notified by the United States Environmental Protection Agency that it is a potentially responsible party under the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA") at certain sites to which the Company or its predecessors allegedly sent waste in the past. It is possible that the Company could receive other such notices under CERCLA or analogous state laws in the future. The Company does not believe that its liability, if any, relating to such matters will be material. However, there can be no assurance that such matters will not be material. In addition, to some extent, the liabilities and risks imposed by environmental laws on the Company's customers may adversely impact demand for certain of the Company's products or services or impose greater liabilities and risks on the Company, which could also have an adverse effect on the Company's competitive or financial position.


COMPETITION

      The water and wastewater treatment industry is fragmented and highly competitive. The Company competes with many United States based and international companies in its global markets. The principal methods of competition in the markets in which the Company competes are technology, prompt availability of local service capability, price, product specifications, customized design, product knowledge and reputation, ability to obtain sufficient performance bonds, timely delivery, the relative ease of system operation and maintenance, and the prompt availability of replacement parts. In the municipal contract bid process, pricing and ability to meet bid specifications are the primary considerations. While no competitor is considered dominant, there are competitors which have significantly greater resources than the Company, which, among other things, could be a competitive disadvantage to the Company in securing certain projects.


TECHNOLOGICAL AND REGULATORY CHANGE

      The water and wastewater treatment business is characterized by changing technology, competitively imposed process standards and regulatory requirements, each of which influences the demand for the Company's products and services. Changes in regulatory or industrial requirements may render certain of the Company's treatment products and processes obsolete. Acceptance of new products may also be affected by the adoption of new government regulations requiring stricter standards. The Company's ability to anticipate changes in technology and regulatory standards and to develop successfully and introduce new and enhanced products on a timely basis will be a significant factor in the Company's ability to grow and to remain competitive. There can be no assurance that the Company will be able to achieve the technological advances that may be necessary for it to remain competitive or that certain of its products will not become obsolete. In addition, the Company is subject to the risks generally associated with new product introductions and applications, including lack of market acceptance, delays in development or failure of products to operate properly.


MUNICIPAL AND WASTEWATER MARKET

      A significant percentage of the Company's revenues is derived from municipal customers. While municipalities represent an important market in the water and wastewater treatment industry, contractor selection processes and funding for projects in the municipal sector entail certain additional risks not typically encountered with industrial customers. Competition for selection of a municipal contractor typically occurs through a formal bidding process which can require the commitment of significant resources and greater lead times than industrial projects. In addition, demand in the municipal market is dependent upon the availability of funding at the local level, which may be the subject of increasing pressure as local governments are expected to bear a greater share of the cost of public services.

      A company recently acquired by the Company, Zimpro Environmental, Inc. ("Zimpro"), is party to certain agreements (entered into in 1990 at the time Zimpro was acquired from unrelated third parties by the entities from which it was later acquired by the Company), pursuant to which Zimpro agreed, among other things, to pay the original sellers a royalty of 3.0% of its annual consolidated net sales of certain products in excess of $35.0 million through October 25, 2000. Under certain interpretations of such agreements, with which the Company disagrees, Zimpro could be liable for such royalties with respect to the net sales attributable to products, systems and services of certain defined wastewater treatment businesses acquired by Zimpro or the Company or the Company's other subsidiaries after May 31, 1996. The defined businesses include, among others, manufacturing machinery and equipment, and engineering, installation, operation and maintenance services related thereto, for the treatment and disposal of waste liquids, toxic waste and sludge. One of the prior sellers has revealed in a letter to the Company an interpretation contrary to that of the Company. The Company believes that it would have meritorious defenses to any claim based upon any such interpretation and would vigorously pursue the elimination of any threat to expand what it believes to be its obligations pursuant to such agreements.


SHARES ELIGIBLE FOR FUTURE SALE

      The market price of the Common Stock could be adversely affected by the availability for public sale of shares held on March 1, 1997 by security holders of the Company, including: (i) up to 3,750,093 shares which may be delivered by Laidlaw Inc. or its affiliates ("Laidlaw"), at Laidlaw's option in lieu of cash, at maturity pursuant to the terms of 5-3/4% Exchangeable Notes due 2000 of Laidlaw (the amount of shares or cash delivered or paid to be dependent within certain limits upon the value of the Common Stock at maturity); (ii) 7,636,363 shares issuable upon conversion of the Company's 6% Convertible Subordinated Notes due

2005 at a conversion price of $18.33 per share of Common Stock; (iii) 9,113,924 shares issuable upon conversion of the Company's 4-1/2% Convertible Subordinated Notes at a conversion price of $39.50 per share of Common Stock; (iv) 2,755,925 outstanding shares that are currently registered for sale under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to two shelf registration statements; and (v) 2,780,522 shares which are subject to agreements pursuant to which the holders have certain rights to request the Company to register the sale of such holders' Common Stock under the Securities Act and/or, subject to certain conditions, to include certain percentages of such shares in other registration statements filed by the Company (1,980,000 of which shares also may be sold from time to time by the holder thereof pursuant to Rule 144 under the Securities Act).


                                RESALES OF SHARES

      With the consent of the Company, this Prospectus may be used by Selling Stockholders who have received or will receive Shares in connection with acquisitions and who may wish to sell such Shares under circumstances requiring or making desirable its use. The Company may consent to the use of this Prospectus by Selling Stockholders for a limited period of time and subject to limitations and conditions which may be varied by agreement between the Company and one or more Selling Stockholders. Agreements with Selling Stockholders permitting use of this Prospectus may provide that an offering of Shares be effected in an orderly manner through securities dealers, acting as broker or dealer, selected by the Company; that Selling Stockholders enter into custody agreements with one or more banks with respect to such Shares; and that sales be made only by one or more of the methods described in this Prospectus, as appropriately supplemented or amended when required. Other than in circumstances where the Company may receive certain benefits in connection with price guaranty arrangements, the Company will not receive any of the proceeds from any sale of Shares offered hereby by a Selling Stockholder.

      Shares may be sold by Selling Stockholders hereunder on one or more exchanges or otherwise; directly to purchasers in negotiated transactions; by or through brokers or dealers, which may include Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), in ordinary brokerage transactions or transactions in which the broker solicits purchasers; in block trades in which the broker or dealer, which may include DLJ, will attempt to sell Shares as agent but may position and resell a portion of the block as principal; in transactions in which a broker or dealer, which may include DLJ, purchases as principal for resale for its own account; through underwriters or agents, which may include DLJ; or in any combination of the foregoing methods. Shares may be sold at a fixed offering price, which may be changed, at the prevailing  market  price  at the  time  of  sale,  at  prices  related  to such prevailing market price or at negotiated prices. Any brokers, dealers, underwriters or agents, including DLJ, may arrange for others to participate in any such transaction and may receive compensation in the form of discounts, commissions or concessions from Selling Stockholders and/or the purchasers of Shares. The proceeds to a Selling Stockholder from any sale of Shares will be net of any such compensation and of any expenses to be borne by the Selling Stockholder. If required at the time that a particular offer of Shares is made, a supplement to this Prospectus will be delivered that describes any material arrangements for the distribution of Shares and the terms of the offering, including, without limitation, the names of any underwriters, brokers, dealers or agents and any discounts, commissions or concessions and other items constituting compensation from the Selling Stockholder.

      Selling Stockholders and any brokers, dealers, underwriters or agents that participate with a Selling Stockholder in the distribution of Shares, which may include DLJ, may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any discounts, commissions or concessions received by any such brokers, dealers, underwriters or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

      The Company may agree to indemnify Selling Stockholders and/or any such brokers, dealers, underwriters or agents against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses in connection with the offering and sale of Shares.

      Selling Stockholders may also offer shares of Common Stock issued in past and future acquisitions by means of prospectuses under other available registration statements or pursuant to exemptions from the registration requirements of the Securities Act, including sales which meet the requirements of Rule 144, Rule 144A or Rule 145(d) under the Securities Act.


                          DESCRIPTION OF CAPITAL STOCK

      General.  As of  March  1,  1997,  the  Company  was  authorized  to issue
150,000,000 shares of Common Stock, par value $.01 per share, of which 72,694,811 shares were issued and outstanding, and 3,000,000 shares of preferred stock, par value $.10 per share, of which none were issued and outstanding. Of the unissued shares of the Company Common Stock, 7,636,364 shares were reserved for issuance upon conversion of the Company's 6% Convertible Subordinated Notes due 2005, 9,113,924 shares were reserved for issuance upon conversion of the Company's 4-1/2% Convertible Subordinated Notes due 2001 and an aggregate of 2,437,351 shares were reserved for issuance upon exercise of options either outstanding or available for grant under the Company's stock option plans for employees and directors.

      Common Stock. The holders of Common Stock are entitled to one vote for each share held of record by them on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors; thus, the holders of shares having more than 50% of the Company's voting power (including both common and voting preferred shares) voting for the election of directors can elect all of the directors. The holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor, subject to the prior rights of preferred stockholders. In the event of liquidation, dissolution or winding up of the Company's affairs, the holders of Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, including any preferred stock, that has preference over the Common Stock. Except as described below under "Stock Purchase Rights," holders of shares of Common Stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption or sinking fund provisions applicable to the Common Stock.

      The Company currently intends to retain earnings to provide funds for the operation and expansion of its business and accordingly does not anticipate paying cash dividends on the Common Stock in the foreseeable future. Any payment of cash dividends on the Common Stock in the future will depend upon the Company's financial condition, earnings, capital requirements and such other factors as the Board of Directors deems relevant. In addition, under the Company's credit agreement with lenders for whom The First National Bank of Boston is acting as Managing Agent, no dividends may be paid on the Common Stock without the consent of the lenders whose lending commitments constitute a majority of the lending commitments thereunder.

      Preferred Stock. Shares of preferred stock may be issued without stockholder approval. The Board of Directors is authorized to issue such shares in one or more series and to fix the rights, preferences, privileges, qualifications, limitations and restrictions thereof, including dividend rights and rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series, without any vote or action by the stockholders. The Company has no current plans for the issuance of any shares of preferred stock. Any preferred stock to be issued could rank prior to the Common Stock with respect to dividend rights and rights of liquidation. The Board of Directors, without stockholder approval, may issue preferred stock with voting and conversion rights that could adversely affect the voting power of holders of Common Stock or create impediments to persons seeking to gain control of the Company.

      Stock Purchase Rights. Laidlaw, which, as of March 1, 1997, held 3,750,093 shares of Common Stock, has certain rights to purchase voting securities of the Company in order to maintain its percentage voting interest. Except in connection with mergers or other acquisitions or in the ordinary course under an employee stock option or stock bonus plan, in the event the Company proposes to sell or issue shares of voting securities, Laidlaw has the right to purchase, on the same terms as the proposed sale or issuance, that number of shares or rights as will maintain its percentage interest in the voting securities of the Company, assuming the conversion of all convertible securities and the exercise of all options and warrants then outstanding. In addition, Laidlaw has other purchase rights with respect to sales or issuances of securities by the Company at prices below 85% of current market price at the time of sale or issuance or the prevailing customary price for such securities or their equivalent.

      Certain Voting Arrangements. Pursuant to the agreements whereby the Company acquired Smogless S.p.A. in September 1994, Laidlaw has agreed to vote all shares owned by it for the nominees of the Company's Board for election to the Board, and on all other matters in the same proportion as the votes cast by other holders of voting securities, other than those that relate to any business combination or similar transaction involving the Company or any amendment to the Company's Certificate of Incorporation or Bylaws.

      Certain Charter and Bylaw Provisions. The Company's Certificate of Incorporation (the "Certificate") places certain restrictions on the voting rights of a "Related Person," defined therein as any person who directly or indirectly owns 5% or more of the outstanding voting stock of the Company. The founders and the original directors of the Company are excluded from the definition of "Related Persons," as are seven named individuals including Richard J. Heckmann, the Chairman of the Board, President and Chief Executive Officer of the Company. These voting restrictions apply in two situations. First, the vote of a director who is also a Related Person is not counted in the vote of the Board of Directors to call a meeting of stockholders where that meeting will consider a proposal made by the Related Person director. Second, any amendments to the Certificate that relate to specified Articles therein (those dealing with corporate governance, limitation of director liability or amendments to the Certificate), in addition to being approved by the Board of Directors and a majority of the Company's outstanding voting stock, must also be approved by either (i) a majority of directors who are not Related Persons, or
(ii) the holders of at least 80% of the Company's outstanding voting stock, provided that if the change was proposed by or on behalf of a Related Person, then approval by the holders of a majority of the outstanding voting stock not held by Related Persons is also required. In addition, any amendment to the Company's Bylaws must be approved by one of the methods specified in clauses (i) and (ii) in the preceding sentence.

      The Certificate and the Company's Bylaws provide that the Board of Directors shall fix the number of directors and that the Board shall be divided into three classes, each consisting of one-third of the total number of directors (or as nearly as may be possible). Stockholders may not take action by written consent. Meetings of stockholders may be called only by the Board of Directors (or by a majority of its members). Stockholder proposals, including director nominations, may be considered at a meeting only if written notice of that proposal is delivered to the Company from 30 to 60 days in advance of the meeting, or within ten days after notice of the meeting is first given to stockholders.

      Delaware Anti-Takeover Law. Section 203 of the Delaware General Corporation Law ("Section 203") provides, in general, that a stockholder acquiring more than 15% of the outstanding voting shares of a corporation subject to the statute (an "Interested Stockholder"), but less than 85% of such shares, may not engage in certain "Business Combinations" with the corporation for a period of three years subsequent to the date on which the stockholder became an Interested Stockholder unless (i) prior to such date the corporation's board of directors has approved either the Business Combination or the transaction in which the stockholder became an Interested Stockholder or (ii) the Business Combination is approved by the corporation's board of directors and authorized by a vote of at least two-thirds of the outstanding voting stock of the corporation not owned by the Interested Stockholder.

      Section 203 defines the term "Business Combination" to encompass a wide variety of transactions with or caused by an Interested Stockholder in which the Interested Stockholder receives or could receive a benefit on other than a pro rata basis with other stockholders, including mergers, certain asset sales, certain issuances of additional shares to the Interested Stockholder, transactions with the corporation that increase the proportionate interest of the Interested Stockholder or transactions in which the Interested Stockholder receives certain other benefits.

      These provisions could have the effect of delaying, deferring or preventing a change of control of the Company. The Company's stockholders, by adopting an amendment to the Certificate or Bylaws of the Company, may elect not to be governed by Section 203, effective twelve months after adoption. Neither the Certificate nor the Bylaws of the Company currently excludes the Company from the restrictions imposed by Section 203.

                            VALIDITY OF COMMON STOCK

      The  validity  of the Shares will be passed upon for the Company by Damian
C. Georgino, Vice President, General Counsel and Secretary of the Company. Mr. Georgino presently holds 100 shares of the Company's Common Stock and options granted under the Company's 1991 Employee Stock Option Plan to purchase an aggregate of 37,500 shares of Common Stock.


                   INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

      The consolidated financial statements of United States Filter Corporation and its subsidiaries as of March 31, 1995 and 1996 and for each of the three years in the period ended March 31, 1996, except for the consolidated financial statements of Davis Water & Waste Industries, Inc. and its subsidiaries as of April 30, 1996 and 1995 and for each of the three years in the period ended April 30, 1996, have been audited by KPMG Peat Marwick LLP, independent certified public accountants, as stated in their report incorporated by reference herein. The consolidated financial statements of Davis Water & Waste Industries, Inc. and its subsidiaries, which have been consolidated with those of the Company, have been audited by Price Waterhouse LLP as stated in their report incorporated herein by reference. Such financial statements of the Company and its consolidated subsidiaries are incorporated by reference herein in reliance upon the report of such firms given on the authority of said firms as experts in accounting and auditing.

      The combined financial statements of the Systems and Manufacturing Group of Wheelabrator Technologies Inc. as of December 31, 1994 and 1995 and for each of the years in the three year period ended December 31, 1995 have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, which report is incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

      The aggregated financial statements of the United Utilities Plc Process Equipment Division as of March 31, 1996 and 1995 and for each of the years in the two-year period ended March 31, 1996, have been incorporated by reference herein in reliance upon the report of KPMG Audit Plc, independent chartered accountants, which report is incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

      The consolidated financial statements of Davis Water & Waste Industries, Inc. incorporated in this Prospectus by reference to the audited historical financial statements included in United States Filter Corporation's Form 8-K dated June 27, 1996 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

      The consolidated financial statements of Zimpro Environmental, Inc. as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995 incorporated herein by reference, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

      The audited financial statements of WaterPro Supplies Corporation as of December 31, 1995 and for the period from April 7, 1995 to December 31, 1995 incorporated by reference in this prospectus have been audited by Arthur Andersen LLP, independent public accountants as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said report.

================================================================================

NO PERSON HAS BEEN  AUTHORIZED
TO GIVE ANY  INFORMATION OR TO
MAKE ANY REPRESENTATIONS OTHER
THAN THOSE  CONTAINED  IN THIS
PROSPECTUS,  AND,  IF GIVEN OR
MADE,   SUCH   INFORMATION  OR
REPRESENTATIONS  MUST  NOT  BE
RELIED  UPON  AS  HAVING  BEEN
AUTHORIZED.   THIS  PROSPECTUS
DOES NOT  CONSTITUTE  AN OFFER                 6,476,924 SHARES
TO SELL OR THE SOLICITATION OF
AN OFFER TO BUY ANY SECURITIES
OTHER THAN THE  SECURITIES  TO         UNITED STATES FILTER CORPORATION
WHICH IT  RELATES  OR AN OFFER
TO SELL OR THE SOLICITATION OF
AN    OFFER    TO   BUY   SUCH                   COMMON STOCK
SECURITIES        IN       ANY
CIRCUMSTANCES  IN  WHICH  SUCH
OFFER   OR   SOLICITATION   IS
UNLAWFUL. NEITHER THE DELIVERY
OF  THIS  PROSPECTUS  NOR  ANY
SALE  MADE  HEREUNDER   SHALL,
UNDER    ANY    CIRCUMSTANCES,
CREATE  ANY  IMPLICATION  THAT
THERE  HAS BEEN NO  CHANGE  IN
THE  AFFAIRS  OF  THE  COMPANY
SINCE THE DATE  HEREOF OR THAT
THE   INFORMATION    CONTAINED
HEREIN  IS  CORRECT  AS OF ANY
TIME SUBSEQUENT TO ITS DATE.


    -------------------

     TABLE OF CONTENTS


                           Page
                           ----               ----------------

Available Information........ 2
Incorporation of Certain                         PROSPECTUS
  Documents by Reference......2
The Company.................. 3               ----------------
Risk Factors................. 4
Resales of Shares............ 9
Description of
  Capital Stock..............10
Validity of Common Stock.....14
Independent Certified Public
  Accountants................14


                                              ___________, 1997

================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers.

      The Certificate of Incorporation and the By-laws of the Company provide for the indemnification of directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware, the state of incorporation of the Company.

      Section 145 of the General Corporation Law of the State of Delaware authorizes indemnification when a person is made a party or is threatened to be made a party to any proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving as a director, officer, employee or agent of another enterprise, at the request of the corporation, and if such person acted in good faith and in a manner reasonably believed by him or her to be in, or not opposed to, the best interests of the corporation. With respect to any criminal proceeding, such person must have had no reasonable cause to believe that his or her conduct was unlawful. If it is determined that the conduct of such person meets these standards, he or she may be indemnified for expenses incurred (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such proceeding.

      If such a proceeding is brought by or in the right of the corporation (i.e., a derivative suit), such person may be indemnified against expenses actually and reasonably incurred if he or she acted in good faith and in a manner reasonably believed by him or her to be in, or not opposed to, the best interests of the corporation. There can be no indemnification with respect to any matter as to which such person is adjudged to be liable to the corporation; however, a court may, even in such case, allow such indemnification to such person for such expenses as the court deems proper.

      Where such person is successful in any such proceeding, he or she is entitled to be indemnified against expenses actually and reasonably incurred by him or her. In all other cases, indemnification is made by the corporation upon determination by it that indemnification of such person is proper because such person has met the applicable standard of conduct.

      The Company maintains an errors and omissions liability policy for the benefit of its officers and directors, which may cover certain liabilities of such individuals to the Company.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

      (a) Exhibits. The following exhibits are filed as part of this registration statement:

EXHIBIT
NUMBER     DESCRIPTION
-------    -----------
5.01 Opinion of Damian C. Georgino as to the legality of the securities being registered
23.01      Consent of Damian C. Georgino (included in Exhibit 5.01)
23.02      Consents of KPMG Peat Marwick LLP and KPMG Audit Plc
23.03      Consent of Price Waterhouse LLP
23.04      Consent of Ernst & Young LLP
23.05      Consent of Arthur Andersen LLP
24.01 Powers of Attorney (included on signature page of this registration statement)


ITEM 22.  UNDERTAKINGS.

      The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (i) and (ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (5) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

      (6) That every prospectus (i) that is filed pursuant to paragraph (5) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (7) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

      (8) To supply by means of a post-effective amendment all required information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Desert, State of California, on March 21, 1997.

                              UNITED STATES FILTER CORPORATION

                              By:   /s/ Richard J. Heckmann
                                    ---------------------------
                                    Richard J. Heckmann
                                    Chairman of the Board, President
                                    and Chief Executive Officer

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kevin L. Spence and Damian C. Georgino, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this
Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in or about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



        Signature                      Capacity               Date

        ---------                      --------               -----

                                    Chairman of the         March 21, 1997
/s/ Richard J. Heckmann             Board, President and
------------------------            Chief Executive
Richard J. Heckmann                 Officer (Principal
                                    Executive Officer)
                                    and a Director

                                    Vice President and      March 21, 1997
/s/ Kevin L. Spence                 Chief Financial
------------------------            Officer (Principal
Kevin L. Spence                     Financial and
                                    Accounting Officer)

         Signature                      Capacity               Date

         ---------                      --------               -----


                                    Executive Vice
                                    President and a
------------------------            Director
Michael J. Reardon


                                    Senior Vice President   March 21, 1997
/s/ Tim L. Traff                    and a Director
------------------------
Tim L. Traff


                                    Director                March 21, 1997
/s/ James E. Clark
------------------------
James E. Clark


                                    Director

------------------------
John L. Diederich


                                    Director                March 21, 1997
/s/ Robert S. Hillas
------------------------
Robert S. Hillas


                                    Director                March 21, 1997
/s/ Arthur B. Laffer
------------------------
Arthur B. Laffer


                                    Director                March 21, 1997
/s/ Alfred E. Osborne, Jr.
------------------------
Alfred E. Osborne, Jr.


                                    Director
------------------------
J. Danforth Quayle


                                    Director                March 21, 1997
/s/ C. Howard Wilkins, Jr.
------------------------
C. Howard Wilkins, Jr.

                                  EXHIBIT INDEX



 EXHIBIT                    DESCRIPTION                      SEQUENTIAL PAGE
 NUMBER                     -----------                           NUMBER
 -------                                                     ---------------
     5.01   Opinion of Damian C. Georgino as to the
            legality of the securities being registered
    23.01   Consent of Damian C. Georgino (included in
            Exhibit 5.01)
    23.02   Consents of KPMG Peat Marwick LLP and KPMG
            Audit Plc
    23.03   Consent of Price Waterhouse  LLP
    23.04   Consent of Ernst & Young LLP
    23.05   Consent of Arthur Andersen LLP
    24.01   Powers of Attorney (included on
            signature page of this registration statement)